UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported June 30, 2006): July 8, 2006

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      814-00063                 13-2949462
          --------                      ---------                 ----------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                           Suite 602, China Life Tower
                        16 Chaowai Street, Chaoyang Dist.
                              Beijing, China 100020
                           --------------------------
                    (Address of principal executive offices)

                                 86-10-85251616
                      -------------------------------------
              (Registrant's telephone number, including area code)


       -------------------------------------------------------------------
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:
-----------------

In a Current Report on Form 8-K filed by the Registrant on July 5, 2006, the Registrant announced the conditional purchase of a 100% interest in RACP Pharmaceutical Holdings Ltd, the parent company of Shenyang Enshi Pharmaceutical Co., Ltd ("Enshi"), a pharmaceutical manufacturer. This Form 8-K/A is being filed to include the Report of Independent Registered Public Accounting Firm was inadvertently left out and certain pro forma financial information required by
Article 11 of SEC Regulation S-X.



ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.



(a)  Financial Statements of Business Acquired

     Audited financial statements of Shenyang Enshi Pharmaceutical Co, Ltd. together with the Report of Independent Registered Public Accounting Firm for the years ended December 31, 2004 and 2005.

(b)  Pro Forma Financial Information


     Pro Forma Financial Information as required by Article 11 of Regulation S-X (UNAUDITED).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         China Biopharmaceuticals Holdings, Inc.

                                         By: /s/ Chris Peng Mao
                                            ------------------------------------
                                            Name:  Chris Peng Mao
                                            Title: Chief Executive Officer

Dated:  May 8, 2007

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
of Shenyang Enshi Pharmaceutical Co., Ltd


We have audited the accompanying balance sheets of Shenyang Enshi Pharmaceutical Co., Ltd. (the Company) as of December 31, 2005 and 2004, and the related statements of income and other comprehensive income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenyang Enshi Pharmaceutical Co., Ltd. as of December 31, 2005 and 2004, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Moore Stephens Wurth Frazer and Torbet, LLP
-----------------------------------------------

Walnut, California
April 24, 2006

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD.

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2005 AND 2004

                                     ASSETS
                                     ------

                                                                 2005           2004
                                                             ------------   ------------
CURRENT ASSETS:
       Cash                                                  $    566,941   $    686,281
       Accounts receivable, trade, net of allowance
         for doubtful accounts of $136,928 and
         $157,580 as of 2005 and 2004, respectively             2,806,496      1,884,717
       Accounts receivable - related parties                       23,800         17,430
       Notes receivable                                            96,389           --
       Other receivables                                          106,514        211,094
       Advances to suppliers-short term                         1,046,095        232,859
       Prepaid expenses                                            22,263         44,083
       Inventories                                              1,124,899        726,313
                                                             ------------   ------------
         Total current assets                                   5,793,397      3,802,777
                                                             ------------   ------------

PLANT AND EQUIPMENT, net                                        6,297,631      5,519,699
                                                             ------------   ------------

OTHER ASSETS:
       Land use right, net                                      1,689,707      1,687,547
       Other intangibles, net                                     857,546        738,158
       Advances to suppliers-long term                            434,000        423,500
                                                             ------------   ------------
         Total other assets                                     2,981,253      2,849,205
                                                             ------------   ------------

         Total assets                                        $ 15,072,281   $ 12,171,681
                                                             ============   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
       Accounts payable                                      $  1,184,788   $    468,725
       Short-term loans                                         2,480,000      1,815,000
       Other payables                                              61,988         92,093
       Taxes payable                                              151,450        (13,824)
       Accrued liabilities                                         48,480         14,259
       Dividends payable                                          831,036      2,096,097
                                                             ------------   ------------
         Total current liabilities                              4,757,742      4,472,350
                                                             ------------   ------------

SHAREHOLDERS' EQUITY:
       Paid-in capital                                          3,630,000      3,630,000
       Statutory reserves                                       1,842,414      1,074,251
       Capital reserves                                             4,356          4,356
       Retained earnings                                        4,639,553      2,990,724
       Accumulated other comprehensive income                     198,216           --
                                                             ------------   ------------
         Total shareholders' equity                            10,314,539      7,699,331
                                                             ------------   ------------

         Total liabilities and shareholders' equity          $ 15,072,281   $ 12,171,681
                                                             ============   ============



         The accompanying notes are an integral part of this statement.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD.

               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004





                                                       2005            2004
                                                   ------------    ------------
REVENUES                                           $ 11,351,050    $  6,439,595

COST OF GOOD SOLD                                     4,783,389       2,053,037
                                                   ------------    ------------

GROSS PROFIT                                          6,567,661       4,386,558
                                                   ------------    ------------

OTHER OPERATING INCOME                                   17,833           8,168
                                                   ------------    ------------

OPERATING EXPENSES
     Research and development expenses                   45,358          56,914
     Selling expenses                                   468,953         188,076
     General and administrative expenses                861,743         847,389
                                                   ------------    ------------
         Total Operating Expenses                     1,376,054       1,092,379
                                                   ------------    ------------

INCOME FROM OPERATIONS                                5,209,440       3,302,347
                                                   ------------    ------------

OTHER INCOME (EXPENSE)
     Interest expense                                   (61,937)        (26,927)
     Financial income (expense)                          (4,222)          7,008
     Other income (expense)                              (1,225)        784,151
                                                   ------------    ------------
         Total Other Income (expenses)                  (67,384)        764,232
                                                   ------------    ------------

INCOME BEFORE INCOME TAXES                            5,142,056       4,066,579

PROVISION FOR INCOME TAXES                                 --              --
                                                   ------------    ------------

NET INCOME                                            5,142,056       4,066,579

OTHER COMPREHENSIVE INCOME:
     Foreign currency translation adjustment            198,216            --
                                                   ------------    ------------

COMPREHENSIVE INCOME                               $  5,340,272    $  4,066,579
                                                   ============    ============




         The accompanying notes are an integral part of this statement.



                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004




                                                                                                      Accumulated
                                                                               Unappropriated           other
                                              Paid-in       Statutory      Capital        Retained   comprehensive
                                              Capital       Reserves       Reserves       Earnings   income (loss)     Totals
                                           ------------   ------------   ------------   ------------ ------------    ------------
BALANCE, December 31, 2003                 $  3,630,000   $    473,134   $      4,356   $  2,206,352    $ --         $  6,313,842
  Net income                                       --             --             --        4,066,579      --            4,066,579
  Statutory reserves                               --          601,117           --         (601,117)     --                 --
  Distributions                                    --             --             --       (2,681,090)     --           (2,681,090)
  Foreign currency translation adjustments         --             --             --             --        --                 --
                                           ------------   ------------   ------------   ------------  ------------   ------------
BALANCE, December 31, 2004                    3,630,000      1,074,251          4,356      2,990,724      --            7,699,331
  Net income                                       --             --             --        5,142,056      --            5,142,056
  Statutory reserves                               --          768,163           --         (768,163)     --                 --
  Distributions                                    --             --             --       (2,725,064)     --           (2,725,064)
  Foreign currency translation adjustments         --             --             --             --     198,216            198,216
                                           ------------   ------------   ------------   ------------  ------------   ------------
BALANCE, December 31, 2005                 $  3,630,000   $  1,842,414   $      4,356   $  4,639,553  $ 198,216      $ 10,314,539
                                           ============   ============   ============   ============  ============   ============




         The accompanying notes are an integral part of this statement.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                         2005           2004
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                       $ 5,142,056    $ 4,066,579
    Adjustments to reconcile net income to cash
      provided by (used in) operating activities:
        Depreciation and amortization                    524,823        442,981
        Allowance for doubtful accounts                  (24,202)       (58,199)
    Change in operating assets and liabilities:
      (Increase) decrease in assets:
        Accounts receivable                             (838,146)    (1,731,034)
        Accounts receivable - related parties             (5,852)       466,682
        Notes receivable                                 (94,990)          --
        Other receivables                                131,245        (20,918)
        Other receivables - related parties                 --          300,560
        Advances to suppliers                           (795,741)      (575,168)
        Prepaid expenses                                    (446)         8,734
        Inventories                                     (375,054)      (435,613)
      Increase (decrease) in liabilities:
        Accounts payable                                 694,216       (272,675)
        Other payables and accrued liabilities             1,458        (39,787)
        Other payables - related parties                    --       (1,843,909)
        Dividends payable                             (1,297,913)     2,096,098
        Taxes payable                                    163,213        (13,910)
                                                     -----------    -----------
          Net cash provided by operating activities    3,224,667      2,390,421
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Increase in construction in progress                (822,780)      (438,439)
    Purchase of Intangible assets                       (201,141)      (256,266)
    Purchase of property and equipment                  (193,191)      (632,642)
                                                     -----------    -----------
          Net cash used in investing activities       (1,217,112)    (1,327,347)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from short-term loan                        611,000      1,609,300
    Distribution to shareholders                      (2,752,090)    (2,681,090)
                                                     -----------    -----------
          Net cash used in financing activities       (2,141,090)    (1,071,790)
                                                     -----------    -----------

EFFECT OF EXCHANGE RATE ON CASH                           14,195           --
                                                     -----------    -----------

DECREASE IN CASH                                        (119,340)        (8,716)

CASH, beginning of year                                  686,281        694,997
                                                     -----------    -----------

CASH, end of year                                    $   566,941    $   686,281
                                                     ===========    ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes                           $      --      $      --
                                                     ===========    ===========

Cash paid for interest expense                       $   628,353    $   330,977
                                                     ===========    ===========


         The accompanying notes are an integral part of this statement.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS


Note 1 - Organization Background and principal activities

Shenyang Enshi Pharmaceutical Co., Ltd. (the Company) was established in Daoyi Economic Development Zone, Shenyang, and the People's Republic of China (PRC) on May 15, 1998. The Company is a Chinese registered limited liability company with a legal structure similar to a regular corporation and a limited liability company organized under state laws in the United States of America. The Articles of Association provides for a 20 year term with original registered capital of approximately $3,630,000 (RMB 30,000,000). The Company was originally owned by three Chinese individuals. The Company principally engages in development, manufacture and distribution of pharmaceutical products.

On December 26, 2003, the Company's board of directors decided to increase its registered capital to RMB 50,000,000 by obtaining the additional capital contribution of RMB 7,000,000 from Liaoning Xiehe Industry Ltd and RMB 13,000,000 from Fan Xing Enterprises Ltd, a Canadian corporation. On September 10, 2004, the Company decided to terminate the transactions. On September 17, 2004, all the shareholders of the Company transferred their ownerships to Enshi Pharmaceutical Investment Ltd, a BVI corporation.

On May 15, 2005, Enshi Pharmaceutical Investment Ltd entered an ownership transfer agreement, the BVI Corporation transferred its 100% ownership to Enshi International (Holding) Pte, Ltd which was incorporated under the Companies Act of Singapore on May 13, 2005.

In May 2005, the Company obtained the certificate of approval for establishment of enterprises with foreign investment in PRC from the Foreign Trade and Economic Cooperation Commission of PRC in Shenyang city. The business term is 20 years and registered capital of RMB 30,000,000 (approximately US$3,627,570) was fully paid.

Note 2 - Summary of significant accounting policies

Basis of presentation
---------------------

The financial statements represent the activities of the Company. The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

Foreign currency translation
----------------------------

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People's Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS




Note 2 - Summary of significant accounting policies, continued

Foreign currency translation, continued
---------------------------------------

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $198,216 and $0 as of December 31, 2005 and 2004, respectively. The balance sheet amounts with the exception of equity at December 31, 2005 were translated at 8.06 RMB to $1.00 USD as compared to 8.26 RMB at December 31, 2004. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2005 and 2004 were 8.18 RMB and 8.26 RMB, respectively.

Revenue recognition
-------------------

The Company recognizes revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Property and equipment
----------------------

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 3% residual value. The depreciation expense for the years ended December 31, 2005 and 2004 amounted to $389,855 and $343,640, respectively. Estimated useful lives of the assets are as follows:

                                                         Estimated
                                                        Useful Life
                                                      ---------------
Buildings                                             20-30     years
Machinery and equipment                               10-15     years
Other equipment                                       5-8       years
Furniture and Fixtures                                5-10      years



Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company's plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS



Note 2 - Summary of significant accounting policies, (continued)

Property and equipment, (continued)
-----------------------------------

Long-lived assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2005, the Company expects these assets to be fully recoverable.

Plant and equipment consist of the following at December 31:

                                                            2005         2004
                                                         ----------   ----------
Buildings and improvements                               $3,524,213   $3,423,958
Furniture and Fixture                                       137,482      144,779
Machinery                                                 1,884,630    1,703,327
Transportation equipment                                    347,237      338,836
Other                                                       396,836      336,520
Construction in progress                                  1,405,503      556,798
                                                         ----------   ----------
              Totals                                      7,695,901    6,504,218
Less accumulated depreciation                             1,398,270      984,519
                                                         ----------   ----------
              Totals                                     $6,297,631   $5,519,699
                                                         ==========   ==========

Interest expense of $33,750 was capitalized into construction in progress for the year ended December 31, 2005 as compared to $0 for the prior year.

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Cash and concentration of risk
------------------------------

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash (including restricted cash balances) in state-owned banks at December 31, 2005 and 2004 amounted to $556,101 and $663,495, respectively of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS



Note 2 - Summary of significant accounting policies, (continued)

Inventories
-----------

Inventories are stated at the lower of cost or market using the weighted average basis and consist of the following at December 31:


                                                          2005           2004
                                                      -----------    -----------
Raw materials                                         $   674,563    $   348,212
Work-in-progress                                          222,064        216,776
Finished goods                                            228,272        161,325
                                                      -----------    -----------
                                                      $ 1,124,899    $   726,313
                                                      ===========    ===========

The Company reviews its inventory annually for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of December 31, 2005 and 2004, the Company has determined that no reserves are necessary at year end.

Financial instruments
---------------------

Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Accounts receivable, trade and allowance for doubtful accounts
--------------------------------------------------------------

The Company's business operations are conducted in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Accounts receivable, trade outstanding at December 31, 2005 and 2004 amounted to $2,806,496 and $1,884,717, respectively. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. The Company records the allowance for doubtful accounts based upon the following criteria 100% of the accounts balances over three years old, 50% for accounts balances between two to three years old, 30% of the account balances between one to two years old and 3% of the account balances between ten months to one year old. Known bad debts are written off as incurred. The allowance for doubtful accounts as of December 31, 2005 and 2004 amounted to $136,928 and $157,580, respectively.

Patent and Development Costs
----------------------------

The patent and development costs represent patented pharmaceutical formulas, which have obtained official registration certificate or official approval for clinical trials. No amortization is provided as it is held for sale.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS




Note 2 - Summary of significant accounting policies, (continued)

Patent and Development Cost, (continued)
----------------------------------------

Such costs comprise purchase costs of patented pharmaceutical formulas, development costs, raw materials and other related expenses of pharmaceutical formulas. Patent and development costs are accounted for on an individual basis. The carrying value of patent and development costs is reviewed for impairment annually, and otherwise when events changes in circumstances indicate that the carrying value may not be recoverable.

Research and Development Costs
------------------------------

Research and development costs of pharmaceutical formulas for contracted projects are expensed when incurred.

Research costs of pharmaceutical formulas held for sale are capitalized whereas the development cost are expensed until the project attains technical feasibility (i.e. obtained official approval for clinical trials), and then such development costs are capitalized.

Other assets
------------

Land use right

All land in the People's Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Company obtained the land use right from a shareholder as part of his registered capital contribution in 2001 for a total amount of $1,936,000. The Company has the right to use this land for 50 years. At December 31, 2005 and 2004, accumulated amortization amounted to $294,293 and $248,453. The cost of the rights is being amortized over 50 years using the straight-line method.

Intangible assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2005, the Company expects these assets to be fully recoverable.

Total amortization expense for the years ended December 31, 2005 and 2004 amounted to $39,680 and $38,720 respectively.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS


Note 2 - Summary of significant accounting policies, (continued)

Other assets, (continued)

Other Intangibles

The other intangible assets are comprised of production rights acquired from third parties in the PRC and medical permits from either local universities or third parties and consist of the following at December 31:

                                                         2005           2004
                                                     -----------    -----------
Other Intangible                                     $ 1,137,563    $   910,875
Accumulated amortization                                (280,017)      (172,717)
                                                     -----------    -----------
                                                     $   857,546    $   738,158
                                                     ===========    ===========


The Intangible assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2005, the Company expects these assets to be fully recoverable.

Income taxes
------------

The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Company had no operations within the United States there is no provision for US taxes and there are no deferred tax amounts at December 31, 2005 and 2004.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settles. Deferred tax is charges or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS



Note 2 - Summary of significant accounting policies, (continued)

Income taxes, (continued)
-------------------------

Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle its current ax assets and liabilities on a net basis.

The Company is governed by the Income Tax Law of the People's Republic of China
(PRC) concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws). Under the Income Tax Laws, foreign investment enterprises (FIE) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions of cities for which more favorable effective tax rates apply. Upon approval by the PRC tax authorities, FIE's scheduled to operate for a period of 10 years or more and engaged in manufacturing and production may by exempt from income taxes for two years, commencing with their first profitable year of operations, after taking into account any losses brought forward from prior years, and thereafter with a 50% exemption for the next three years.

From the Company's inception in the year 1998 through the year 2004, the Company adopted the Tax Package Policy granted by the local Government, which required the Company to pay its tax to the appropriate taxing authority based upon the annual fixed amount set forth by the local County Government. The Company did not obtain any written approval of the Tax Package Policy from the local County Government. However as of the date of this audit report, the Company has not been notified for any additional tax payment.

In September 2004, the Company became a wholly owned foreign company and was granted by the local government for benefit of state income tax exemption for year 2004 and 2005 and 50% exemption for 2006, 2007 and 2008. In addition, the Company is located in a Special Economic Zone and the PRC tax authority has offered a special income tax rate of 7.5% for the companies being awarded the "High Technology Enterprise" status. As of the date of this audit report, the Company has not applied for the tax benefit offered for the "High Technology Enterprise". With the approval of the local government, the Company would became subject to income tax at a reduced rate of 7.5 % for 2006, 2007 and 2008 after the two-year 100% exemption for income taxes had expired . The Company is not subject to any local income tax of 3% until its exemption and reduction periods expire in 2009.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS



Note 2 - Summary of significant accounting policies, (continued)

Income taxes, (continued)
-------------------------


During years ending December 31, 2005 and 2004 there was no provision for income taxes due to the income tax exemption.

The following table reconciles the U.S. statutory rates to the Company's effective tax rate for the years ended December 31:

                                                         2005          2004
                                                      ----------    ----------
U.S. Statutory rates                                    34.0 %        34.0 %
Foreign income not recognized in USA                   (34.0)        (34.0)
China income taxes                                      33.0          33.0
China income tax exemption                             (33.0)        (33.0)
                                                      ----------    ----------
         Effective income tax rates                       -- %         -- %
                                                      ==========    ==========


The estimated tax savings due to the tax exemption for the years ending December 31, 2005 and 2004 amounted to $1,696,878 and $1,341,971, respectively.

Value Added Tax
---------------

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company's finished products can be used to offset the VAT due on sales of the finished product.

From the Company's inception in the year 1998 through the year 2004, the Company adopted the Tax Package Policy granted by the local Government, which requires the Company to pay its tax to the appropriate taxing authority based upon the annual fixed amount set forth by the local County Government. The Company did not obtain any written approval of the Tax Package Policy from the local County Government. However As of the date of this audit report, the Company has not been notified for any additional tax payment. The Tax Package Policy was terminated starting January 1, 2005. The Company is subject to the value added tax at the standard rate of 17% on the gross sales price of all products sold within the PRC.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS



Note 2 - Summary of significant accounting policies, (continued)

Recently issued accounting pronouncements
-----------------------------------------

In March 2004, the FASB issued EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. EITF 03-1 includes new guidance for evaluating and recording impairment losses on debt and equity investments, as well as new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued Staff Position EITF 03-1-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-1 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. The adoption of the pronouncement did not have a material impact on the Company's financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandle costs may be so abnormal as to require treatment as current period charges..." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company's adoption of SFAS No. 151 is not currently expected to have a material impact on the Company's financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), "Share-Based Payment", which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee's requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. The Company's adoption of SFAS No. 123(R) is not currently expected to have a material impact on the Company's financial position or results of operations.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS


Note 2 - Summary of significant accounting policies, continued

Recently issued accounting pronouncements, continued
----------------------------------------------------

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations," which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company's fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company's financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154"). SFAS No. 154 replaces APB No. 20 ("APB 20") and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company's first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS


Note 2 - Summary of significant accounting policies, continued

Recently issued accounting pronouncements, continued
----------------------------------------------------

In June 2005, the EITF reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation "Accounting for Uncertain Tax Positions--an interpretation of FASB Statement No. 109." Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSB) FAS 13-1, "Accounting for Rental Costs Incurred during a Construction Period" was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

Note 3 - Supplemental disclosure of cash flow information

No Income taxes were paid for the years ended December 31, 2005 and 2004, respectively. Interest paid for the years ended December 31, 2005 and 2004 amounted to $76,797 and $40,048 respectively

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS



Note 4 - Accounts receivable and sales -related party

The Company sold its products to its related company, Liaoning Xiehe Industry Ltd which was 100% directly and indirectly owned by the shareholders of the Company. The total sales for the years ended December 31, 2005 and 2004 amounted to $83,033 and $851,870, respectively. Accounts receivable from this related company amounted to $23,800 and $17,430 as of December 31, 2005 and 2004 respectively.

Note 5 - Advances to suppliers

Advances to suppliers - short term represent partial payments for deposits on inventory purchases, plant and equipment purchases amounted to $1,046,095 and $232,859 fro the years ended December 31, 2005 and 2004, respectively.

Advances to suppliers - long term represent the payments for acquiring production rights and medical permits which the management believes will be completed beyond one financial year. The long - term advances to suppliers amounted to $434,000 and $423,500 as of December 31, 2005 and 2004, respectively.

Note 6 - Short loans - bank

Short term loans - bank represent amounts due to various banks which are due on demand or normally within one year. These loans can be renewed with the banks. The Company had a total of $2,480,000 and $1,815,000 short term bank loans as of December 31, 2005 and 2004, respectively and consisted of the following:

                                                            2005         2004
                                                         ----------   ----------
Loan from China Citic Bank, Shenyang branch due
   March 28, 2006.  Monthly interest only payment at
   5.58% per annum, secured by a buliding
   valued at RMB 15,327,968                              $1,240,000   $  605,000

Loans from Agriculture Bank, Zhongshan Branch, due
   July 30, 2006. Monthly interest only payment at
   5.580% per annum, secured by buildings and
   and land use rights                                      620,000      605,000

Loans from Agriculture Bank, Zhongshan Branch, due
   July 30, 2006. Monthly interest only payment at
   5.580% per annum, secured by buildings and               620,000      605,000
   and land use rights
                                                         ----------   ----------
   Totals                                                $2,480,000   $1,815,000
                                                         ==========   ==========


The two loans in the amount of $1,240,000 from China Agriculture Bank expired in July 2005 and were verbally renewed to July 28, 2006.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS


Note 6 - Short loans - bank, continued

In 2004 China Citic Bank made a loan to the Company to fund operations and to fund the cost of the Company's attempt to be listed on the Singapore stock exchange. In 2005 the Company has changed its target market to be listed on a US stock exchange. China Citic Bank loaned the Company additional funds and the loan is due by March 2006. In 2006 the Bank has verbally renewed this loan for an additional year and the Company is in the process of obtaining a new loan agreement.

Note 7 - Reserves and dividends

The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund, the common welfare fund, and the enterprise fund.

Statutory reserve fund
----------------------

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company's registered capital.

The transfer to this reserve must be made before distribution of any dividends to shareholders. For the year ended December 31, 2005, the Company transferred $514,206 to this reserve which represents 10% of the current year's net income determined in accordance with PRC accounting rules and regulations. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund
-------------------

The Company is required to transfer 5% to 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to the statutory common welfare fund. This fund can only be utilized on capital items for the collective benefit of the Company's employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The transfer to this fund must be made before distribution of any dividend to shareholders. For the year ended December 31, 2005, the directors authorized, subject to shareholders' approval, the transfer of $257,103, which amounted to 5% of current year's net income, to the statutory reserve fund.

The Chinese government restricts distributions of registered capital and the additional investment amounts required by the Chinese joint ventures. Approval by the Chinese government must be obtained before distributions of these amounts can be returned to the shareholders.

                     SHENYANG ENSHI PHARMACEUTICAL CO., LTD

                        NOTES TO THE FINANCIAL STATEMENTS


Note 7 - Reserves and dividends, continued

Dividends
---------

Pursuant to the board of director's resolution dated August 12, 2005 and September 1, 2004 , total dividends of RMB 22,521,193 and RMB 22,157,771 were declared to the shareholder. $831,036 and 2,096,097 dividend payable were outstanding as of December 31, 2005 and 2004 respectively.

Note 8 - Retirement benefit plans

Regulations in the People's Republic of China require the Company to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The PRC government is responsible for the benefit liability to these retired employees. The Company is required to make contributions to the state retirement plan at range from 15% to 20% of the monthly basic salaries of the current employees. For the years ended December 31, 2005 and 2004, the Company made pension contributions in the amount of $34,872 and $47,670, respectively.

(b) Pro Forma Financial Information as required by Article 11 of Regulation S-X (UNAUDITED).


                 Pro Forma Financial Information as required by
                    Article 11 of Regulation S-X (UNAUDITED)

On May 16, 2006 we entered into a purchase agreement which became effective on June 5, 2006, under which we acquired 100% of the controlling ownership interest of RACP Pharmaceutical Holdings LTD. ("RACP") which owns a 100% equity interest in Shengyang Enshi Pharmaceutical Limited Company ("Enshi").

The Company paid approximately $14.7 million to acquire 100% interest in both RACP and Enshi. Consideration included $12 million cash and $2.7 million in warrants. We applied the Black-Scholes model method to determine the value of the warrants. However, in October 2006, the Company determined certain contingencies were not met, therefore, $625,000 of the purchase price in escrow is being returned to the Company. As a result, the purchase price was reduced to $14,065,000, pursuant to FAS 141, Business Combinations, paragraph 27.

Due to this purchase of a wholly-owned interest in Enshi, the pro forma effects on the Company's consolidated balance sheet and consolidated statement of income from continuing operation contemplated by the Purchase Agreement as if it had occurred on January 1, 2005 are shown below:


            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2005

                                                                   Pro forma
                                                   Historical    Adjustments (1)   Pro forma
                                                  -----------    ------------     -----------
Current Assets                                    $12,744,880     $ 4,220,081     $16,964,961
Plant and Equipment, net                            5,699,211       8,340,664      14,039,875
Other Assets                                        8,176,983       6,098,021      14,275,004
                                                  -----------     -----------     -----------
     Total Assets                                 $26,621,074     $18,658,766     $45,279,840
                                                  ===========     ===========     ===========


Total Current Liabilities                         $15,876,834     $ 4,593,766     $20,470,600
Total Long Term Liabilities                         1,017,102              --       1,017,102
                                                  -----------     -----------     -----------
Total Liabilities                                  16,893,936       4,593,766      21,487,702

Minority Interest                                   4,458,414              --       4,458,414

Total Shareholders' equity                          5,268,724      14,065,000      19,333,724
                                                  -----------     -----------     -----------
     Total Liabilities and Shareholders' Equity   $26,621,074     $18,658,766     $45,279,840
                                                  ===========     ===========     ===========


(1) This column represents the net assets acquired from Enshi on June 5, 2006, the closing date of the acquisition.


            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                                                   Pro forma
                                                   Historical    Adjustments(2)    Pro forma
                                                  -----------     -----------     -----------
Revenue                                           $23,705,430     $11,351,050     $35,056,480
Cost of Goods Sold                                 18,527,841       4,783,389      23,311,230
                                                  -----------     -----------     -----------
Gross Profit                                        5,177,589       6,567,661      11,745,250
Operating Expenses                                  3,414,366       1,425,605       4,839,971
Income Taxes                                          502,139              --         502,139
Minority Interest                                     597,838              --         597,838
                                                  -----------     -----------     -----------
Income (Loss) from Continuing Operation           $   663,246     $ 5,142,056     $ 5,805,302
                                                  ===========     ===========     ===========

Income (Loss) per share of Common Stock from
   Continuing Operation:
      Basic                                       $      0.03     $      0.19     $      0.22
                                                  ===========     ===========     ===========

      Diluted                                     $      0.02     $      0.19     $      0.21
                                                  ===========     ===========     ===========

Weighted Averaged Number of Shares Outstanding:
      Basic                                        26,483,640      26,483,640      26,483,640
                                                  ===========     ===========     ===========

      Diluted                                      27,096,558      27,096,558      27,096,558
                                                  ===========     ===========     ===========

(2) This column represents the operating result of Enshi for the year ended December 31, 2005.


            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2006

                                                                   Pro forma
                                                   Historical    Adjustments (3)   Pro forma
                                                  ------------    ------------    ------------
Revenue                                           $ 25,980,820    $  1,808,486    $ 27,789,306
Cost of Goods Sold                                  18,834,077       1,789,987      20,624,064
                                                  ------------    ------------    ------------
Gross Profit                                         7,146,743          18,499       7,165,242
Operating Expenses                                   7,693,493         505,244       8,198,737
Income Taxes                                           122,967         322,534         445,501
Minority Interest                                    1,145,157              --       1,145,157
                                                  ------------    ------------    ------------
Income (Loss) from Continuing Operation           $ (1,814,874)   $   (809,279)   $ (2,624,153)
                                                  ============    ============    ============

Income (Loss) per share of Common Stock from
   Continuing Operation:
      Basic                                       $      (0.05)   $      (0.02)   $     (0.08)
                                                  ============    ============    ============

      Diluted                                     $      (0.05)   $      (0.02)   $     (0.07)
                                                  ============    ============    ============

Weighted Averaged Number of Shares Outstanding:
      Basic                                         34,973,084      34,973,084      34,973,084
                                                  ============    ============    ============

      Diluted                                       35,903,084      35,903,084      35,903,084
                                                  ============    ============    ============


(3) This column represents the operating result of Enshi for the period ended June 5, 2006, the closing date of the acquisition.